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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):    April 24, 1998
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                          ADVANCED RADIO TELECOM CORP.
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




        Delaware                   000-21091             52-1869023
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(STATE OR OTHER JURISDICTION      (COMMISSION           (IRS EMPLOYER
 OF INCORPORATION)                FILE NUMBER)        IDENTIFICATION NO.)



          500 108th Avenue, NE, Suite 2600, Bellevue, Washington 98004
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              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)  (ZIP CODE)



REGISTRANT'S TELEPHONE NUMBER:                         (425) 688-8700
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                                      N/A
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         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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ITEM 5.   OTHER EVENTS
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General
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     Advanced Radio Telecom Corp. (the "Company") and Lucent Technologies, Inc.
("Lucent") have entered into a Commitment Letter dated as of April 27, 1998 (the "Lucent Commitment Letter") setting forth the anticipated terms and conditions under which Lucent (or its assignees) will provide purchase money financing in an aggregate amount of up to $200 million initially, which will be used to finance the purchase of the Company's data network from Lucent. The Company and Lucent have also entered into a purchase agreement dated April 24, 1998 (the "Purchase Agreement") with respect to the purchase by the Company of its network from Lucent. The obligations of Lucent and the Company under the Lucent Commitment Letter are subject to various conditions, including the execution of definitive documentation, the execution of a definitive amendment and restatement of the Lucent Purchase Agreement, financial covenants, raising additional capital of at least $100 million, the completion of Lucent's due diligence review and the absence of any material adverse change in the Company.

Lucent Purchase Agreement
-------------------------

     The Lucent Purchase Agreement provides the basis under which Lucent will design, engineer, equip, construct, install, integrate and service, and the Company will purchase, its broadband data network. The Lucent Purchase Agreement does not set forth all of the material terms and conditions of the network design, construction and purchase but is intended to serve as an interim agreement to permit the commencement of the network construction while the Company and Lucent negotiate a definitive amended and restated purchase agreement. Pending the completion of such definitive amendment, Lucent may construct, and the Company may purchase, a portion of the network for up to $10 million. If the definitive amendment of the Lucent Purchase Agreement is not finalized by June 15, 1998, either Lucent or the Company may terminate the Lucent Purchase Agreement upon written notice. Lucent and the Company have agreed to negotiate in good faith to finalize the definitive amendment by June 15, 1998. In addition, both Lucent and the Company's obligations under the Lucent Purchase Agreement are conditioned upon the availability to the Company of acceptable financing to cover the Company's payment obligations.

     In addition to the construction and sale of the network, pursuant to the Lucent Purchase Agreement, Lucent will provide to the Company certain marketing support services at no extra cost and various other services on competitive terms, including network reliability surveillance, fault management, customer care, and technical and operations support services.

     The Lucent Purchase Agreement provides that the Company will work with Lucent as the Company's exclusive supplier of equipment related to wireless, broadband data systems so long as Lucent continues to provide financing on acceptable terms, and so long as during the

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course of construction of the network, the features, functionality and delivery of each portion of the network are provided on competitive terms.

Lucent Commitment Letter
------------------------

     The Lucent Commitment Letter contemplates that, subject to certain conditions, Lucent will make available a $10 million purchase money bridge financing (the "Bridge Loan") until the definitive loan documentation is finalized and the financing contemplated by the Commitment Letter (the "Lucent Financing") is available. The Bridge Loan can be used only to finance a portion of the purchase price under the Lucent Purchase Agreement, will accrue interest at a one month adjusted eurodollar rate, plus 5.00%, and will mature on the earlier of December 31, 1998 and the availability of the Lucent Financing. Payment of interest under the Bridge Loan may be deferred until the maturity of the Bridge Loan and any interest payments so deferred will accrue interest at the same rate as the principal of the Bridge Loan.

     During the period of the Bridge Loan, the Company and Lucent will negotiate definitive documentation for the $200 million Lucent Financing. The Lucent Commitment Letter contemplates that, once the definitive documentation is finalized, and subject to certain conditions, the Lucent Financing will be available to the Company in multiple drawings until the earlier of (i) the fourth anniversary of the date of the initial advance and (ii) June 30, 2002 (the relevant date, the "Commitment Termination Date"). The Lucent Commitment Letter provides that it may be increased to up to $600 million to finance the purchase of the broadband data network from Lucent, provided that neither the Company nor Lucent has any obligation to increase the facility and terms relating to any such increase would be as negotiated by the parties.

     The Lucent Commitment Letter contemplates that the Lucent Financing will accrue interest, at the Company's option, at an interest rate equal to a base rate or an adjusted eurodollar rate ("LIBOR"), plus an applicable margin determined in accordance with the Company's Leverage Ratio (as defined in the Lucent Commitment Letter). Interest on the Lucent Financing will be payable quarterly in arrears for base rate advances and at the end of each interest period (and also after three months) for LIBOR advances. Interest payable on any interest payment date prior to the Commitment Termination Date may at the Company's election be deferred; provided that the aggregate amount of deferred interest may not exceed $75 million and the deferred interest shall accrue interest at the same rates as the principal of the Lucent Financing.

     The Lucent Commitment Letter contemplates that the principal of the Lucent Financing as well as any deferred interest will be repaid in quarterly installments commencing after the fourth anniversary of the date of the initial advance, as follows:

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             Year Following the          Quarterly
             Initial Advances           Amortization
             ---------------------      ------------

               5..................         1.25%
               6..................         2.50%
               7..................         6.25%
               8..................         7.50%
               9..................         7.50%

     The Lucent Commitment Letter contemplates that the Lucent Financing will be subject to mandatory prepayment in the amount of (i) 100% of the net proceeds of certain asset sales by the Company and its restricted subsidiaries which are not reinvested in the Company's business, (ii) 100% of voluntary or mandatory prepayments or redemptions of certain other indebtedness of the Company, and
(iii) beginning on the Commitment Termination Date, 50% of excess cash flow (to be defined in the definitive documentation) of the Company. The Company will also be entitled to prepay the Lucent Financing at its option at any time without premium or penalty (other than standard breakage costs).

     The Lucent Commitment Letter contemplates that the Lucent Financing will be secured by a purchase money security interest in the data network. The Lucent Commitment Letter contemplates that the collateral for the Lucent Financing will be held by a collateral trustee for the equal and ratable benefit of Lucent and the other secured lenders to whom the Lucent Financing may be syndicated by Lucent.

     The definitive loan documentation for the Lucent Financing is expected to contain significant covenants of the Company and its restricted subsidiaries, including, but not limited to, the following: (a) affirmative covenants with respect to compliance with laws, inspection rights, performance of other obligations, delivery of financing statements and other information, interest rate cap arrangements, and maintenance of licenses, (b) negative covenants restricting the ability to incur or create (with standard baskets and exceptions) liens, debt and lease obligations, and otherwise restricting (with customary exceptions) mergers or consolidations, disposal of assets, investments, payments of dividends and distributions, modification of tax-sharing or management or servicing fee agreements, changes in the nature of the business of the Company, prepayment or redemption of debt, creation of partnerships and new subsidiaries, conduct of business through its license or property companies and transactions with affiliates; and (c) financial covenants (including covenants relating to the following ratios: secured debt to total capitalization, total debt to total capitalization, minimum revenue, and, in subsequent years, senior debt to annualized EBITDA, fixed charge coverage, interest coverage ratio, pro forma debt service and, after the Commitment Termination Date, total debt to annualized EBITDA).

     The definitive loan documentation under the Lucent Commitment Letter is expected to

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contain customary representations and warranties for similarly situated borrowers under similar circumstances. The definitive loan documentation will also contain events of default (with standard grace periods and exceptions) with respect to payments, representations and warranties, covenants, cross default, bankruptcy and similar proceedings, judgments, enforceability of the loan documentation, validity and perfection of security interests, change of control, ERISA, impairment of material licenses and such other events of default as may be mutually agreed.

     Under the Lucent Commitment Letter, after the earlier of (i) eighteen months after the closing under the Lucent Financing, and (ii) the date on which $200 million of financing under the Lucent Financing has been drawn, Lucent has the right to assign its rights as a lender under the Lucent Financing or engage certain financial institutions to underwrite a syndication of the Lucent Financing.

     In connection with the arranging and making of the Lucent Financing, the Company will be required to pay various arrangement, commitment and other fees to Lucent and the lenders customary for such facilities.

     This description of the Lucent Financing and the Lucent Commitment Letter is qualified in its entirety by the provisions of the Lucent Commitment Letter, which is attached as the exhibit hereto.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
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(c)  EXHIBITS:
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     Exhibit 99   Commitment Letter relating to Financing Terms and Conditions between Advanced Radio Telecom Corp. and Lucent Technologies Inc. dated as of April 27, 1998.



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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ADVANCED RADIO TELECOM CORP.


Date: May 4, 1998                   By: /s/ Thomas M. Walker
                                        ----------------------------------
                                        Vice President and General Counsel

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                                 EXHIBIT INDEX

     The following exhibit is filed herewith:


Exhibit                                                       Page Number
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99      Commitment Letter relating to Financing Terms and
        Conditions between Advanced Radio Telecom Corp.
        and Lucent Technologies Inc. dated as of April 27,
        1998.